                                                                   Exhibit 10.14


THESE SECURITIES HAVE NOT SEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                WARRANT AGREEMENT

                  To Purchase Shares of the Preferred Stock of
                              Digitran Corporation
                            dated as of May 30, 1991

     WHEREAS, Digitran Corporation, a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of May 30, 1991, Equipment Schedule #VL-1, and related Summary Equipment Schedules (the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Preferred Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder certify and agree as follows:

     1. GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK. For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 60,000 fully paid and non-assessable shares of the Company's Preferred Series B Stock ("Preferred Stock") at a purchase price of $1.00 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

     2.(a) TERM OF THE WARRANT AGREEMENT. Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the date of execution hereof and shall be exercisable for a period of (i) ten (10) years after the date of execution hereof, or (ii) or in accordance with paragraphs (b) or (c) below.

     (b) Notwithstanding the term of this Warrant Agreement fixed pursuant to
Section 2(a) above, the right to purchase Preferred Stock as granted herein shall expire, if not previously exercised immediately upon the closing of either of the following events:

     (i) the issuance and sale of shares of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), provided, however, that (A) the Initial Public Offering price of the Common Stock (upon conversion of the Preferred Stock) exceeds $3.00 per share; and (B) the Warrantholder would be entitled to participate in the Company's IPO pro rata with the other stockholders of the Company.

     (ii) a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger") provided in which Warrantholder realizes a value for its shares equal to or greater than $2.00 per share.

     The Company shall notify the Warrantholder if the Initial Public Offering or Merger is proposed in accordance with the terms of Subsection 8(g) hereof, and if the Company fails to deliver such written notice, then notwithstanding anything to the contrary in this Warrant Agreement, the rights to purchase the Company's Preferred Stock shall not expire until the Company complies with such notice provisions. Such notice shall also contain such details of the proposed Initial Public Offering or Merger as are reasonable in the circumstances. If such closing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated, and the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of Warrants occurred after the Company notified the Warrantholder that the Initial Public Offering or Merger was proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering or Merger. In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions contained herein.

     3. EXERCISE OF THE PURCHASE RIGHTS. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in
Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any.

     Notwithstanding anything to the contrary contained in Section 2 above or this Section 3, the Warrantholder shall either (i) exercise all outstanding warrants by paying to the Company, by cash or check, an amount equal to the aggregate Warrant Price of the shares being purchased, or (ii) receive shares equal to the value

(as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Preferred computed using the following formula:

         X =  Y(A-B)
                A

Where:   X =  the number of shares of Preferred to be issued to
              the Warrantholder.

         Y =  the number of shares of Preferred under this Warrant.

         A =  the fair market value of one share of Common.

         B =  Exercise Price.

     As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the current fair market value of Common Stock is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Preferred Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Preferred Stock shall be deemed to be the value received by the holders of the Company's Series B Preferred Stock for each share of Series B Preferred Stock (or Common Stock if all such shares have been converted into Common Stock) pursuant to the Company's Acquisition; or (ii) the Warrantholder shall purchase such shares in conjunction with the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, in which case, the fair market value of the shares of stock subject to this Warrant shall be the price at which all registered shares are sold to the public in such offering.

     4. RESERVATION OF SHARES.

     (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

     (b) Registration or Listing. If any shares of Preferred Stock required to be reserved for purposes of exercise of the Warrant Agreement hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

     5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrantholder's rights to purchase Preferred Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     6. NO RIGHTS AS SHAREHOLDERS. This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrantholder's rights to purchase Preferred Stock as provided for herein.

     7. WARRANTHOLDER REGISTRY. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

     8. ADJUSTMENT RIGHTS. The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment from time to time, as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of its rights to purchase Preferred Stock, the number of shares of Preferred Stock or other securities of the successor corporation resulting from such merger or consolidation, to which a holder of the Preferred Stock deliverable upon exercise of the right to purchase Preferred Stock hereunder would have been entitled in such capital reorganization, merger, consolidation or sale if the right to purchase such Preferred Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable pursuant to the terms and conditions of this Warrant Agreement) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of the Warrantholder's rights to purchase Preferred Stock pursuant to this Warrant Agreement.

     (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (e) Issuance of Shares at Other Than Exercise Price. If the Company should issue shares of its stock or any other equity security at a price per share less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price shall be adjusted by dividing (i) the sum of (A) the total number of shares of the Company's stock outstanding immediately prior to such issuance multiplied by the then effective Exercise Price and (B) the value of the consideration received by the Company upon such issuance of such shares, by (ii) the total number of shares of the Company's stock outstanding immediately after such issuance. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this paragraph (e), the issuance of securities convertible into or exercisable for the Preferred Stock shall be deemed the issuance of the number of shares of Preferred Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities. In the event the right to convert or exercise such securities expires unexercised, the Exercise Price of shares issuable upon the exercise hereof shall be readjusted accordingly.

     (f) Right to Purchase Additional Stock. If, for any reason, the total Warrantholder's cost of equipment leased pursuant to the Leases should exceed $500,000, Warrantholder shall have the right to purchase from the Company, at the Exercise Price per share specified in section 1 (which price may be subject to adjustment from time to time as provided for in this Section 8), an additional number of shares, which number shall be determined by (i) multiplying the amount by which the Warrantholder's total equipment cost exceeds $500,000 by 12%, and (ii) dividing the product thereof by the Exercise Price per share referenced above.

     (g) Notice of Adjustments. In the event that: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:

          (i) At least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up; and

         (ii) In the case of any such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (h) Registration and Listing. The Company will take all such actions as may be necessary to assure that all shares of Preferred Stock issuable pursuant to this Warrant Agreement may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance, which will be immediately transmitted by the company upon issuance) upon which shares of Preferred Stock or other shares of the same class may be listed. The Company will not take any action which will result in any adjustment of the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement if the total number of shares of Preferred Stock issuable after such action upon exercise of the Warrant Agreement then outstanding, together with the total number of shares of Preferred Stock then outstanding, would exceed the total number of shares of Preferred Stock then authorized and not reserved for any purpose other than the purpose of issue upon exercise of the Warrant Agreement.

     9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Articles of Incorporation and By-Laws, as amended, and minutes of all Board of Directors (including all committees of the Board of Directors, if any) and Shareholder meetings the Company's inception through May 16, 1991. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder. The Company will not close its books against the transfer of the Warrant Agreement or of any share of Preferred Stock issued or issuable upon exercise of the Warrant and any agreement in any manner which interferes with the timely exercise of the Warrant.

     (b) Due Authority. The execution and delivery by the Company of the Leases, and this Warrant Agreement and the performance of all obligations of the Company thereunder and hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock set forth in Section 1 above (which number of shares may be from time to time adjusted pursuant to the terms of
Section 8 above) have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Certificate of Incorporation or By-Laws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement.

     (d) Litigation. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under the Leases and this Warrant Agreement.

     (e) Subsidiaries or Affiliates. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     (f) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

         (i) The authorized capital of the Company consists of (A) 8,000,000 shares of Common Stock, of which 900,000 shares are issued and outstanding,
     (B) 1,666,667 shares of Series A Preferred Stock are authorized for issuance of which 1,400,000 are outstanding, (C) 1,600,000 shares of Series B Preferred Stock are authorized for issuance of which 1,555,000 are outstanding, and (D) 1,333,000 shares of Series C Preferred Stock are authorized for issuance of which none are outstanding. All of the outstanding Preferred Stock is convertible into Common Stock on a share for share basis.

         (ii) The Company has reserved (A) 1,100,000 shares of Common Stock for issuance under its Stock Option Plan, under which 640,000 options are outstanding except for the warrant granted to Sierra Ventures to purchase 1,100,000 shares of Series C Preferred Stock at a price of $1.50. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

         (iii) In accordance with the Company's Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

     (g) Financial Statements. The Company has delivered to the Warrantholder its audited consolidated financial statements for its fiscal year ended December 31, 1990, together with the report thereon of its independent public accountants, and its unaudited Balance Sheet and Statement of Income for the five (5) month period ending may 31, 1991 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The condition and operating results of the Company as of the dates and during the periods indicated therein are true and correct in all material aspects, subject as to the Balance Sheet and Statement of Income for the five (5) month period then ending May 31, 1991, to normal year-end audit adjustments. Since May 31, 1991, there has been no change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements other than changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

     The Company shall deliver to the Warrantholder (i) within one hundred twenty (120) days after the end of the Company's fiscal year, statements of income for such fiscal year, a consolidated balance sheet of the Company as of the end of such year and consolidated statement of the sources and application of funds for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within forty-five (45) days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income and sources and application of funds for such quarter and a consolidated balance sheet as of the end of such quarter.

     (h) Contingent and Absolute Liabilities. The Company has no material liabilities or obligations, absolute or contingent except the liabilities and obligations of the Company as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been materially adverse.

     (i) Licenses, Patents and Copyrights. To the best of the Company's knowledge, the Company owns, possesses, has access to, or can become licensed on reasonable terms under, all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

     (j) Employee Contracts. To the best of the Company's knowledge, no employee of the Company is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any prior employer because of the nature of the business conducted by the Company.

     (k) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (l) Other Commitments to Register Securities. Except for those rights granted in the Second Investor Rights Agreement dated April 15, 1991, and those rights granted in the Warrant Purchase Agreement dated August 14, 1990, and those rights granted in this Warrant Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act, any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (m) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of the Warrantholder's right to purchase such Preferred Stock will constitute transactions exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the Delaware Corporate Securities Law.

     (n) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

     (o) No Events of Default, Material Contracts. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

     (p) Brokers' Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Warrant Agreement or any other transaction contemplated thereby.

     (q) Untrue, Misleading Statements. No representation or warranty of the Company contained in the Leases, and this Warrant Agreement or any certificate or exhibit furnished or to be furnished to Warrantholder pursuant thereto or in connection with the transactions contemplated thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     (r) Indebtedness to Employees and Shareholders. The Company is not indebted to any employee, shareholder, officer or director of the Company, and no such employee, shareholder, officer or director is indebted to the Company.

     10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

     (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and
(ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     11. Registration Rights. Warrantholder and Company agree that all shares of Preferred Stock subject to the Warrant Agreement shall have the same registration rights and be subject to the same terms and conditions with respect to the registration and sale of such stock as possessed by the Series B Preferred Shareholders as provided for in the Second Investors Rights Agreement dated April 15, 1991, by and among the Company and those certain Purchasers identified therein, attached hereto as Exhibit II.

     12. TRANSFERS. Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, that in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

     13. MISCELLANEOUS.

     (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

     (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

     (f) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed
(i) to the Warrantholder at 6111 N. River Road, Rosemont, Illinois 60018, attention: Jim Labe, Venture Leasing Director, cc: Legal Department, and (ii) to the Company at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at such other address as any such party may subsequently designate by written notice to the other party.

     (g) Specific Performance. The Company recognizes and agrees that the Warrantholder will not have an adequate remedy if the Company fails to comply with this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

     (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions and an opinion from the Company's counsel addressed to the Warrantholder with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (f) and subparagraphs (1) , (m) and (o) of Section 9 above and shall also supply such other documents as the Warrantholder may from time to time reasonably request.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized.

                                Company:

                                DIGITRAN CORPORATION


Dated July 3, 1991              By:   /s/ Timothy C. Cronin
                                   ------------------------
                                Title: President


                                Warrantholder:

                                COMDISCO, INC.


                                By: /s/ Jas. Lale
                                   -----------------------
                                Title:

                                    Exhibit I

                               NOTICE OF EXERCISE


To:


(1) The undersigned Warrantholder hereby elects to purchase ______ shares of the Preferred Stock of , pursuant to the terms of the Warrant Agreement
     dated the ______ day of                  , 19__ (the "Warrant Agreement")
     between and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)  In exercising its rights to purchase the Preferred Stock of
                                             , the undersigned
     hereby confirms and acknowledges the investment representations and warranties made in Section 11 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below.


                           -------------------------------------
                                         (Name)


                           -------------------------------------
                                         (Address)


                           Warrantholder:  COMDISCO, INC.


                           By:
                              ----------------------------------

                           Title:
                                 -------------------------------

                           Date:
                                --------------------------------

                           ACKNOWLEDGEMENT OF EXERCISE



     The undersigned of _____________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase _________ shares of the Preferred Stock, of ____________ __________, pursuant to the terms of the Warrant Agreement, and further acknowledges that _________ shares remain subject to purchase under the terms of the Warrant Agreement.


                           Company:


                           By:
                              ----------------------------------

                           Title:
                                 -------------------------------

                           Date:
                                --------------------------------

                                   EXHIBIT II


                        SECOND INVESTOR RIGHTS AGREEMENT


     This Agreement is made as of the ____ day of April, 1991, by and among Digitran Corporation, a Delaware corporation (the "Company") and the undersigned investors (collectively, the "Investors").

                                 R E C I T A L S

     A. The Company and certain of the Investors are parties to an Investor Rights Agreement dated April _, 1991 (the "Investor Rights Agreement"), which grants such Investors certain registration rights and certain other investor rights.

     B. The Company desires to enter into an agreement with certain purchasers (collectively, the "Proposed Agreement") that will provide, among other things, for the sale and issuance of up to 1,600,000 shares of Series B Preferred Stock of the Company at $1.00 per share (the "Additional Shares").

     C. Pursuant to Section 5.5 of the Investor Rights Agreement, the Company must obtain the approval of the holders of a majority of the "Registrable Securities" (as defined as section 3.1(b) of the Investor Rights Agreement), and a majority of the holders of the Common Stock of the Company issued or issuable upon conversion of the Preferred Stock held by the parties to the Investor Rights Agreement, not including Common Stock held by Martin Ellis, Jeffrey Kurland, Jerry Siegan and Marshall Ellis, in order to grant registration rights and certain other investor rights with respect to the Additional Shares or in order to amend any provision of the Investor Rights Agreement.

     D. Certain of the Investors are holders of a majority of the currently outstanding Registrable Securities (as defined in Section 3.1(b) of the Investor Rights Agreement) and holders of a majority of the Common Stock of the Company issued or issuable upon conversion of the Preferred Stock held by the parties to the Investor Rights Agreement, not including Common Stock held by Martin Ellis, Jeffrey Kurland, Jerry Siegan and Marshall Ellis.

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. Consent to Grant of Registration Rights. Pursuant to Section 5.5 of the Investor Rights Agreement, certain of the Investors, being the holders of a majority of the currently outstanding Registrable Securities (as defined in Section 3.1(b) of the Investor Rights Agreement) hereby consent to the granting of registration rights to the purchasers of the Additional Shares.

     2. Amendment of Investor Rights Agreement. Effective upon the first issuance and sale of the Additional Shares, the prior Investor Rights Agreement shall be terminated and of no further force and effect and the Investors agree to be bound by the provisions hereof.

     3. Registration Rights. The Company covenants and agrees as follows:

     3.1 Definitions. For purposes of this Section 3:

          a. The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          b. The term "Registrable Securities" means(1) the Common Stock issuable or issued upon conversion of the outstanding Series A Preferred Stock, (2) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock sold pursuant to the Proposed Agreement, (3) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock issued or issuable upon exercise of the outstanding Series C Warrant,
     (4) only for purposes of Sections 3.3, 3.7 and 3.10, the Founders Stock (as defined below), and (5) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any other warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Preferred Stock, Warrants, Founders Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 3 are not assigned;

          c. The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          d. The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
     Section 3.13 hereof; and

          e. The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange

                                       2.

     Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the company with the SEC.

          f. The term "Founders Stock" shall mean the shares of Common Stock held by the individuals as set forth on Exhibit C to the Proposed Agreement.

     3.2 Request for Registration.

          a. If the Company shall receive at any time after the earlier of (i) August 13, 1992, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 3.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 5.7.

          b. If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in subsection 3.2(a). The underwriter will be selected by the Company and a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be

                                       3.

     included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          c. The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2.

          d. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

     3.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.7, the Company shall, subject to the provisions of
Section 3.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     3.4 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          a. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty
     (120) days.


                                       4.

          b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          c. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          d. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          f. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          g. Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
     Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if

                                       5.

     any, and to the Holders requesting registration of Registrable Securities.

     3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     3.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3.2; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.2.

     3.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
3.3 for each Holder (which right may be assigned as provided in Section 3.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     3.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only

                                       6.

in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 3.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

     3.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

          a. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses,

                                       7.

     claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          b. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 3.10(b) exceed the gross proceeds from the offering received by such Holder.

                                       8.

          c. Promptly after receipt by an indemnified party under this Section
     3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

          d. If the indemnification provided for in subsection (a) or (b) of this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the net proceeds from the offering received by such holder.

          e. The obligations of the Company and Holders under this Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

     3.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          a. make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first

                                       9.

     registration statement filed by the Company for the offering of its securities to the general public;

          b. take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          c. file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          d. furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     3.12 Form S-3 Registration. In case the Company shall receive from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          a. promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          b. as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 3.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if

                                       10.

     the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $250,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 3.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 3.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          c. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 3.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this
     Section 3.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3, respectively.

     3.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     3.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with

                                       11.

any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 3.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3.2.

     3.15 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period, of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          a. such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          b. all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     3.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     4. Covenants of the Company. This Section 4 shall not apply to Martin Ellis, Jeffrey Kurland, Jerry Siegan and Marshall Ellis, (the holders of Founders Stock as listed on Exhibit C to the Proposed Agreement), or transferees thereof.


                                       12.

     4.1 Delivery of Financial Statements. The Company shall deliver to each
Investor:

          a. as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          b. within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

          c. as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          d. with respect to the financial statements called for in subsection
     (b) of this Section 4.1, an instrument executed by the Chief Financial officer or President of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

          e. such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 4.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

     4.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.


                                       13.

     4.3 Termination of Information and Inspection Covenants. The covenants set forth in subsections 4.1(b), (c) and (e) and Section 4.2 shall terminate as to each Investor and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

     4.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 4.4, the Company hereby grants to the Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 4.4, Investor includes any general partners and affiliates of an Investor. The Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Investor in accordance with the following provisions:

          a. The Company shall deliver a notice by certified mail ("Notice") to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          b. By written notification received by the Company, within twenty (20) calendar days after receipt giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding, assuming full conversion of all then-outstanding Preferred Stock. The Company shall promptly, in writing, inform the Investor which purchases all the shares available to it ("Fully-?Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Investor which is equal to the proportion that the number of shares of Common Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.


                                       14.

          c. If all Shares referred to in the Notice are not elected to be obtained as provided in Subsection 4.4(b) hereof, the Company may, during the thirty-day period following the expiration of the period provided in subsection 4.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          d. The right of first offer in this paragraph 4.4 shall not be applicable (i) to the issuance or sale of not to exceed 1,100,000 shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their employment pursuant to a stock option or restricted stock purchase plan approved in accordance with Section 4.7 hereof, or (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $6.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization),
     (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) issuances of the Series A, Series B and Series C Preferred Stock upon exercise of the Warrants (as defined in the Warrant Purchase Agreement), or (v) the issuance of stock, warrants or other securities or rights to persons or entitles with which the Company has business primarily equity financing purposes.

     4.5 Observer Rights. If the Investor does not have a representative on the Board of Directors for any reason the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity with participation rights and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors. Such Investor shall also have the right to consult with and advise management of the Company on a monthly basis; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

     4.6 Termination of Certain Covenants. The covenants set forth in Section
4.5 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to

                                       15.

a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

     4.7 Employee Stock Purchase Agreements. The Company will not issue or grant or agree to issue or grant any shares of its capital stock or any option, right or warrant to purchase shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock to any employee or officer of the Company or a subsidiary except pursuant to the a stock option plan or restricted stock purchase plan adopted by the Board of Directors (a "Plan"). Such issuances or grants shall be made upon the Board's approval of management's recommendations with respect to such issuances or grants. Each purchase of shares of Common Stock or exercise of option to purchase such shares will be conditioned upon the execution and delivery by the Company and such employee or officer of an Employee Stock Purchase Agreement in substantially the form attached as Exhibit D to the Proposed Agreement (with appropriate adjustments with respect to vesting as determined by the Board of Directors).

     5. Miscellaneous.

     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     5.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     5.4 Separability. Any invalidity, illegality, or limitation of the enforceability with respect to any party hereto of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such party's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to other parties. In case any provision of this Agreement, shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the

                                       16.

remaining provisions shall not in any way be affected or impaired thereby.

     5.5 Amendment and Waivers. Any provision of Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding. Any amendment or waiver regarding Section 3 of this Agreement, effected in accordance with this paragraph, shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Any provision of Section 4 of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Common Stock issued or issuable upon conversion of Preferred Stock held by the undersigned investors (not including any Common Stock held by Martin Ellis, Jeffrey Kurland, Jerry Siegan or Marshall Ellis, or transferees thereof). Any amendment or waiver regarding Section 4 of this Agreement, effected in accordance with this paragraph, shall be binding upon each Investor, each future transferee of Preferred Stock of the Company held by an Investor, and the Company.

     5.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto or any subsequent holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the part of the parties hereto of any breach, default or noncompliance under this Agreement or any waiver on the part of the parties hereto of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

     5.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to a party hereto other than the Company, at such party's address as maintained in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.


                                       17.

     5.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                           DIGITRAN CORPORATION


                           By:
                              ------------------------------------------
                               Timothy C. Cronin, President


                           SIERRA VENTURES III


                              ------------------------------------------
                           By:


                           SIERRA VENTURES III INTERNATIONAL


                              ------------------------------------------
                           By:


                              ------------------------------------------
                                 Marshall Ellis


                              ------------------------------------------
                                  Jeff Kurland


                              ------------------------------------------
                                 Jerrold Siegan


                              ------------------------------------------
                                  Martin Ellis


                              ------------------------------------------
                                   Don Pascal


                                NOEL GROUP, INC.




                                       18.

                              ------------------------------------------
                           By:


                           BATTERY VENTURES II, L.P.


                              ------------------------------------------
                           By:


                           FOURTH GENERATION


                              ------------------------------------------
                           By:


                           SEAVEST PARTNERS


                              ------------------------------------------
                           By:


                           THE ENCORE GROUP


                              ------------------------------------------
                           By:


                                       19.